EEI Financial Conference November 2024 8-K Date: November 08, 2024 Riverfront Missoula, Montana

NorthWestern Energy 2 Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. NorthWestern Energy Group, Inc. dba: NorthWestern Energy Ticker: NWE (Nasdaq) www.northwesternenergy.com Corporate Support Office 3010 West 69th Street Sioux Falls, SD 57108 (605) 978-2900 Director of Corporate Development & Investor Relations Officer Travis Meyer 605-978-2967 travis.meyer@northwestern.com

Thank youOverview 3

NWE – An Investment for the Long Term

Pure Electric & Gas Utility	• 100% pure electric & natural gas utility with over 100 years of operating history • Solid economic indicators in service territory • Diverse electric supply portfolio ~55% hydro, wind & solar
Solid Utility Foundation	• Residential electric & gas rates below national average • Solid system reliability • Low leaks per 100 miles of pipe • Solid JD Power Overall Customer Satisfaction scores
Earnings & Cash Flow	• Approved Montana electric & natural gas and South Dakota electric rate reviews aid earnings, cash flow, and balance sheet strength • NOLs and tax credits expected to mitigate future cash tax obligations • History of consistent annual dividend growth
Attractive Future Growth Prospects	• Disciplined maintenance capital investment program focus on reliability, capacity, asset life and compliance • Further opportunity for energy supply investment to meet significant capacity shortfalls
Financial Goals & Metrics	• Target 4%-6% EPS growth plus dividend yield to provide competitive total return • Target dividend long-term payout ratio of 60%-70% • Target debt to capitalization ratio of 50%-55% with liquidity of $100 million or greater
Best Practices Corporate Governance	America's Most Responsible Companies 2023 – Newsweek / statista 50/50 Women on Boards 3+ Corporate Governance Awards 2019 – corporatesecretary Moody's Investors Service – 5th Best Governance Score

America's Greatest Workplaces 2023 – Newsweek – Plant-A Insights Group

Recognized as one of America's Greatest Workplaces

4

About NorthWestern 5 Montana Operations Electric 405,500 customers 25,274 miles – transmission & distribution lines 1,062 MW maximum capacity owned power generation Natural Gas 212,100 customers 7,390 miles of transmission and distribution pipeline 17.85 Bcf of gas storage capacity Own 31.5 Bcf of proven natural gas reserves Nebraska Operations Natural Gas 43,100 customers 826 miles of distribution pipeline All data as of 12/31/2023, except the addition of 175MW of owned generation in Montana electric to account for Yellowstone County Generating Station (natural gas plant) online in October 2024 South Dakota Operations Electric 64,800 customers 3,675 miles – transmission & distribution lines 446 MW nameplate owned power generation Natural Gas 49,800 customers 1,802 miles of transmission and distribution pipeline

The NorthWestern Value Proposition

~5% Dividend Yield

+

Base Capital Plan:
4%-6% EPS Growth

+

Incremental Opportunities:
6% + EPS Growth



2024-2028 Capital Investment
($ Millions)
Generation: $440 million
Transmission: $1,021 million
Distribution: $798 million
Electric Generation Maintenance $297
Generation Build $143
Gas Distribution $176
Electric Transmission $622
Electric Distribution $622
Gas Transmission $399
Common $219
$2.5 Billion

- ✓ FERC Transmission
- ✓ Incremental generating capacity (subject to successful resource procurement bids)
- ✓ Qualifying Facility and / or Power Purchase Agreement buyouts
- ✓ Electrification supporting economic development

=

9%-11% Total Growth

=

11%+ Total Growth

Nearly $2.5 billion of highly executable and low-risk capital investment forecasted over the next five years.

This investment is expected to drive annualized earnings and rate base growth of approximately 4% - 6%.

See slide titled "Strong Growth Outlook" for additional information.

6

A Diversified Electric and Gas Utility 7 NorthWestern’s ‘80/20’ rules: Approximately 80% Electric and 80% Montana. Over $4.8 billion of rate base investment to serve our customers Data as reported in our 2023 10-K (1) Utility Margin is a non-GAAP Measure. See appendix for additional disclosure. * Reflects settled filings in Montana and South Dakota.

Highly Carbon-Free Supply Portfolio

2023 Electric Generation Portfolio - Montana


MT
58% Carbon-Free
Wind Contracted 16.7%
Wind Owned 2.0%
Contracted Coke & Waste Tailings 11.0%
Natural Gas Contracted 1.5%
Natural Gas / Other Owned 7.6%
Coal Owned 21.9%
Solar Contracted 3.6%
Hydro Contracted 1.4%
Hydro Owned 34.3%

2023 Electric Generation Portfolio - South Dakota


SD
40% Carbon-Free
Wind Owned 19.5%
Natural Gas / Other Owned 9.5%
Coal Owned 50.6%
Wind Contracted 20.4%

2023 Electric Generation Portfolio - Total NWE


NWE
55% Carbon-Free
Wind Contractec 17.3%
Wind Owned 4.9%
Contracted Coke & Waste Tailings 9.2%
Natural Gas Contracted 1.3%
Natural Gas / Other Owned 7.9%
Coal Owned 26.5%
Solar Contracted 3.0%
Hydro Contracted 1.2%
Hydro Owned 28.7%

Contracted coke and waste tailings as well as a majority of the contracted wind, hydro and solar are federally mandated Qualifying Facilities, as defined under the Public Utility Regulatory Policies Act of 1978 (PURPA).

NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted wind, and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

Based upon 2023 MWH's of owned and long-term contracted resources. Approximately 55% of our total company owned and contracted supply is carbon-free – better than the national average of ~40% in 2022. (eia.gov table 7.2b)

8

Strong Utility Foundation 9 Solid and generally improving JD Power Overall Customer Satisfaction Scores Solid electric system reliability • Residential rates below national average1 • Better than average natural gas leaks per mile 1) NWE rates are average for 2023: total residential revenues divided by total residential loads delivered Electric source: U.S. EIA - Average Retail Price of Electricity, Monthly for 2023 Natural Gas source: U.S. EIA - U.S. Price of Natural Gas Delivered to Residential Customers for 2023

Solid Economic Indicators 10 • Customer growth rates historically exceed National Averages. • Projected population growth in our service territories better than the National Average. • Unemployment rates better than National Average Source: Company 10K’s, 2021/2022 EEI Statistical Yearbook – Table 7.2, and EIA.gov Source: Company 10K’s and EIA.gov

NorthWestern’s Combo-Advantage

- ✓ Combination electric & natural gas provider in Montana & South Dakota
  - Targeting best-in-class **Customer Experience**
  - Opportunity to invest in critical **Capacity** expansion (supply & transmission)
  - Continued **Grid Evolution** to improve resiliency and enhance wildfire mitigation efforts
  - Transforming our **Digital Platform** to enhance cyber-security & technology solutions
- ✓ Natural hedge between natural gas to electric conversions
- ✓ Primarily residential with commercial & industrial customers across many industries

Natural Gas

- Investment in production*, transmission, & distribution
- Extreme winters necessitate economical gas heating
- Energy Choice (Ban the Ban) laws in MT, SD, & NE
- Access to low & less volatile natural gas pricing
  - AECO & Henry Hub (Ventura)



U.S. Natural Gas Trading Hubs
2021-2023 Price Range ($/MMBTU)
Henry
AECO
Cheyenne
Opal
Malin
Kingsgate
Stanfield
Sumas
$-
$50
$100
$150
$200
(Dollars per MMBTU)

*Proven and producing reserves only (no exploration)

Electric

- Investment in generation, transmission, & distribution
- Highly diverse & carbon-free electric supply portfolio
- Broad footprint spanning multiple reliability & transmission regions / organizations
- Growing regional capacity deficit requiring investment



8,000
6,000
4,000
2,000
0
-2,000
-4,000
-6,000
Installed Nameplate Coal Capacity (MW)
Operating
Retired
2018
2019
- North Valmy 1
- Colstrip 1, 2
- Boardman
- Centralia 1
- Jim Bridger 1
- Centralia 2
- North Valmy 2
- Jim Bridger 2

11

Natural Gas LDC – AECO Advantage to Customers 12 Natural gas is one of the most affordable energy sources, and NWE has access to some of the lowest and most stable natural gas prices in the nation through the Alberta Energy Company (AECO) and Henry trading hubs. Source: S&P Global In South Dakota, we expect to facilitate the injection of enough renewable natural gas onto our system to meet the equivalent of approximately one-half of our residential natural gas requirements by the end of 2024 and two-thirds by the end of 2025.

Corporate Sustainability 13 Environmental Social Governance These eight publications provide valuable insight into NorthWestern Energy’s Sustainability practices. The Sustainability Report includes Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) aligned reporting.

Best Practices Governance 14 America’s Most Responsible Companies Recognized by Newsweek as one of the most responsible companies in 2023. One of only eleven EEI member utilities selected. Board of Directors Executive Team 5th Best Score Among 50 Publicly Traded North American Utility and Power Companies by Moody’s Investment Services for Best Governance Practices Diverse Leadership 2023 CEO Pay Ratio to Average Employee Salary NWE 23:1 U.S. Utilities 12 Member Peer Average in ‘23 Group Average in ‘23 74:1 47:1 CEO Pay to Peers1 56% Recent Governance Recognition America’s Greatest Workplaces Recognized by Newsweek as one of America’s greatest workplaces in 2023. 20 / 20 – Women on Boards Recognized for gender diversity on its board of directors by 2022 Women on Boards. Currently four of the company’s nine directors are female. Edison Electric Institute Emergency Response Award recipient Recognized for our restoration response for both the May 2022 derecho in South Dakota and the historic flooding in Montana & Yellowstone National Park in June 2022. 1) Peer data based on 2023 pay

Thank youFinancial & Regulatory Update 15

Strong Growth Outlook  Revised 2024 Non-GAAP EPS Guidance1 of $3.32 - $3.47 • Assumes normal weather, Montana interim rates starting in December, an effective tax rate of 9% to 11%, and diluted shares outstanding of 61.4 million.  Affirming long-term (5 Year) expected growth rates • EPS growth of 4% to 6% from 2022 base year of $3.18 Non-GAAP • Rate base growth of 4% to 6% from 2022 base year $4.54 billion • Continued focus on earned returns driven by financial and operational execution  No equity expected to fund the current 5-year | $2.5 billion capital plan • Capital plan is expected to be funded by cash from operations (aided by net operating losses1) and secured debt • Any equity needs would be driven by incremental opportunities  Expect to maintain FFO / Debt > 14% through 2024 and beyond  Earnings growth is expected to exceed dividend growth until we return to our targeted 60% to 70% payout ratio. 16 1.) See “2024 Earnings Bridge” in the Appendix for additional detail.

Credit, Cash Flow, and Financing Plans 17 Credit Ratings 2024 Financing Plan No equity expected to fund the current 5-year | $2.5 billion capital plan Financing plans (targeting a FFO to Debt ratio > 14%) are expected to maintain our current credit ratings. We expect to pay minimal cash taxes into 2028 due to utilization of our NOL’s and tax credits. Financing plans are subject to change.

Track Record of Growing Capital Investment 18 2019-2023 Invested over the last 5 years* * Historical Capital Investment includes property, plant and equipment additions and AFUDC Credit, both from our cash flow statement, and change in capital expenditures included in accounts payable. ** See Regulated Utility Five-Year Capital Forecast slide in the appendix for additional detail. 2024-2028 Forecasted over the next 5 years** $2.3 Billion $2.5 Billion

Solid Balance Sheet 19 Investment grade credit ratings, liquidity significantly greater than our $100 million target, debt to capitalization at the bottom of our targeted 50%-55% range, and a manageable schedule of debt maturities. * Liquidity target was raised to $200 million during the height of the Covid pandemic Target: 50% - 55% - Annual ratio based on average of each quarter's debt/cap ratio Excludes Basin Creek capital lease and New Market Tax Credit Financing

20 Disciplined Expense Program Source: FERC Form 1 Reports - 2023 expenses and company filings through S&P Global IQ. Electric Non-Fuel O&M excludes fuel and steam costs for power generation, water costs for hydro operations, and purchased power cost unless identified in company disclosures. Electric employees are allocated by electric rate base weighting to total rate base. Per Customer… Per Employee… Per Rate Base… NorthWestern maintains best-in-class expense efficiency among our regional peers.

Thank youRate Reviews 21

22 Rate Review Summary Key Dates of Montana procedural Schedule • 12/20/24: Final day for data requests to NWE (with final responses due 1/10/25) • 1/17/25: Intervenor testimony due • 3/14/25: NWE rebuttal and cross- intervenor testimony due • 3/24/25: Final day to file settlements • 4/22/25: Hearing Commences See Rate Review Appendix for additional information

Thank youStrategic Update 23

Energy West / Cut Bank Natural Gas Acquisition

Transaction Highlights	• Two natural gas LDC's in Montana: Energy West Montana ("EWM") and Cut Bank Gas Co. ("CBGC") from Hope Utilities • 33,000 customers in Great Falls area, West Yellowstone and Cut Bank communities • EWM's and CBGC's currently authorized rates will remain until our next natural gas rate review
Purchase Price	• Asset purchase price of $39 million*, subject to a number of customary closing conditions
Approvals and Timing	• Expected closing in the first quarter of 2025 • Subject to Montana Public Service Commission approval (August 2024 filing)
Customers	• Opportunity to acquire assets strategically located within our service territory • Consistent with focus on our existing regulated utility business
Communities	• Expands and reinforces NorthWestern's commitment to Montana, its communities and residents • Opportunity to expand NorthWestern's charitable and economic development impact
Employees	• EWM and CBGC employees offered employment with NWE • NorthWestern remains committed to competitive pay, benefits and opportunity for advancement
Investors	• Regulated distribution assets within our existing geography • Expected to be earnings and credit neutral

* Approximately 1.5x estimated 2024 ending Property Plant & Equipment balance


ENERGY WEST
MONTANA


NWE Natural Gas Service Territory
Energy West Service Territory
Cut Bank Service Territory

24

Colstrip Transactions Overview

NorthWestern Energy entered into an agreement to acquire **Puget Sound Energy's ownership** interests in Colstrip Units 3 and 4. This transaction is in addition to our previously disclosed agreement with Avista to acquire their ownership interest in Colstrip.

	Avista	Puget Sound
Announcement Date:	January 2023	July 2024
Effective Date:	December 31, 2025	December 31, 2025
Generating Capacity:	222 MW (111 MW of each CU 3 & 4)	370 MW (185 MW of each CU 3 & 4)
Acquisition Price:	$0.0	$0.0

The no-cost acquisition will allow us to leverage existing infrastructure in Montana that is available when our customers need energy the most at an affordable cost.

Similar to the previously disclosed Avista agreement, the Puget acquisition is subject to customary conditions and approvals, including approval from the FERC. NorthWestern will have the right to exercise Avista's and Puget Sound's votes with respect to capital expenditures between now and 2025 with both Avista and Puget Sound responsible for its pro rata share. Avista and Puget Sound will retain their respective existing environmental and decommissioning obligations through life of plant.

Reliability

NorthWestern has considerable low cost wind and solar generation on our system today, but that generation is variable. Colstrip's generation provides power for our customers when the wind isn't blowing and the sun isn't shining.

Affordability

As other states require a transition away from coal resources at a pace faster than is feasible in Montana, this no-cost acquisition allows our customers to transition to a cleaner energy future at a pace that works for Montanans.

Sustainability

Colstrip is a dependable bridge to a cleaner energy future, which could ultimately include new lower- or no-carbon emitting resources such as gas-fired generation, small modular nuclear reactors, long-duration storage or other technologies, which we believe could be located in the Colstrip area. But this will take time and we will not sacrifice service reliability during the transition.

25

Colstrip Facility Ownership 26 In January 2026, we will own 55% of Colstrip Units 3 &4. This allows us to guide investments in operation and maintenance in providing on- demand, 24/7 cost-effective generation for our Montana customers until a viable equivalent, carbon-free energy resource is available.

Regional Transmission Opportunities 27 In addition to the Colstrip Transmission System Upgrade, we are considering an investment in North Plains Connector and are engaged in several other potential regional transmission development activities. Colstrip Transmission System Note: Import / Export MW Shown at Total Transfer Capability North Plains Connector North Plains Connector (NPC) Consortium Project • $3.6 billion, 415-mile, high-voltage direct-current transmission line connecting Montana's Colstrip substation bridging the eastern and western U.S. energy grids • Project awarded $700M Grid Resilience and Innovation Partnership grant by U.S. Department of Energy • $70.0 million of the award is earmarked for upgrades to the Colstrip Transmission System (of which we are ~30% owner) The projects aim to enhance grid reliability, support renewable energy integration, and provide additional capacity across the region.

Montana Wildfire Mitigation Plan

Reduction of Ignition Potential	System and Environmental Monitoring	Enhanced Vegetation Maintenance	Enriched Public Communication and Outreach

- ✓ Comprehensive summary of wildfire mitigation activities
- ✓ Expect to update plan with each electric rate review filing
- ✓ Deferral treatment for wildfire costs beyond amounts authorized in rates (up to $95 million over 5 years)
- ✓ Key elements of the plan, driven by risk analysis include:
  - Situational Awareness
  - Operational Practice
  - System Preparedness
  - Vegetation Management
  - Public Communication
- ✓ Linear line miles of highest risk Montana electric assets

Distribution	5.9%
Transmission	7.3%


NORTHWESTERN ENERGY'S
2024 WILDFIRE
MITIGATION PLAN
Version 2.0
NorthWestern
Energy
Delivering a Bright Future

Our operational practice includes situationally performing power shutdowns and adjusting system operating protocols during periods of heightened wildfire risk. Power shutdown considerations include environmental conditions, system performance, and mitigating any potential impacts of an outage to customers and emergency services.

28

NorthWesternEnergy.com/Wildfire

Montana Public Safety Power Shutoff Plan 29 Guiding Plan Principles • Uphold our commitment to sustainable, affordable and reliable service • Ensuring the safety of our employees, customers, the public, communities, and the environment • Maintain robust situational awareness strategy for monitoring and quantifying conditions and risks • Following a disciplined operational strategy for executing PSPS events • Adhere to a consistent communication strategy to ensure that communications are clear, timely, and accurate Weather / Environment + System Performance +Customer / Community Impact = Determines PSPS Event NorthWesternEnergy.com/Wildfire

Conclusion Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Strong Earnings & Cash Flows 30

Thank youAppendix 31

2024 Earnings Bridge Revising 2024 Non-GAAP EPS guidance in light of delay in Montana interim rates This guidance range is based upon, but not limited to, the following major assumptions: • Normal weather in our service territories; • Interim rates in Montana in December 2024 • An effective income tax rate of approximately 9%- 11%; and • Diluted average shares outstanding of approximately 61.4 million. 32 Appendix

$2.5 billion of highly-executable and low-risk capital investment Regulated Utility Five-Year Capital Forecast 33 Appendix

(1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step down which approximates annual depletion of our natural gas production assets included in rate base. (3) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. (4) On June 15, 2023, we filed a South Dakota electric rate review filing (2022 test year) with the South Dakota Public Utility Commission Coal Generation Rate Base as a percentage of Total Rate Base Revenue from coal generation is not easily identifiable due to the use of bundled rates in South Dakota and other rate design and accounting considerations. However, NorthWestern is a fully regulated utility company for which rate base is the primary driver for earnings. The data to the left illustrates that NorthWestern only derives approximately 8 -10% of earnings from its jointly owned coal generation rate base. Rate Base & Authorized Return Summary Appendix 34

2023 System Statistics 35 Note: Statistics above are as of 12/31/2023 except generation for YCGS (online in October 2024) was added to natural gas (1) Nebraska is a natural gas only jurisdiction (2) Dave Gates Generating Station (DGGS) in Montana is a 150 MW nameplate facility but consider it a 105 MW (60 MW FERC & 45MW MPSC jurisdictions) peaker Appendix

January 2024 Cold Weather Event - Montana 36 The above charts illustrate our resource nameplate capacity, the actual resource specific contribution of energy, the capacity deficit we faced, and the market price of power during the January 2024 multi-day cold weather event in Montana. As a result of our capacity deficit, we were reliant upon the high and volatile power market a majority of the time to meet customer demand. Appendix

Our Net-Zero Vision Over the past 100 years, NorthWestern Energy has maintained our commitment to provide customers with reliable and affordable electric and natural gas service while also being good stewards of the environment. We have responded to climate change, its implications and risks, by increasing our environmental sustainability efforts and our access to clean energy resources. But more must be done. We are committed to achieving net zero emissions by 2050. • Committed to achieving net-zero by 2050 for Scope 1 and 2 emissions • Must balance Affordability, Reliability and Sustainability in this transition • No new carbon emitting generation additions after 2035 • Pipeline modernization, enhanced leak detection and development of alternative fuels for natural gas business • Electrify fleet and add charging infrastructure • Carbon offsets likely needed to ultimately achieve net-zero • Please visit www.NorthWesternEnergy.com/NetZero to learn more about our Net Zero Vision. 37 Appendix

38 Timeline of Montana Generation Portfolio 38 Since 2011, we have added approximately 954 MW, both owned and long-term contracted, to our generation portfolio, all of which is from carbon-free resources. Appendix

Comparison of Installed Capacity 39 California is dealing with significant capacity issues DESPITE having a greater amount of dispatchable generation and fewer renewables than NorthWestern Energy in Montana (as a percentage of the total). Source: EIA.gov – 2023 Form EIA-860 Data - Schedule 3 for calendar year 2023 Appendix MW 2023 of Total Dispatchable Non-Carbon 2023 of Total Dispatchable Non-Carbon Coal / Coke 63 0.1% 0.1% 309 18.8% 18.8% Oil 492 0.5% 0.5% 0.0% Nuclear 2,323 2.4% 2.4% 0.0% Natural Gas 40,097 42.0% 42.0% 202 12.3% 12.3% Batteries 8,011 8.4% 8.4% 0.0% Hydro 13,777 14.4% 14.4% 502 30.5% 30.5% Biomass 1,538 1.6% 1.6% 0.0% Geothermal 2,873 3.0% 3.0% 0.0% All Other 99 0.1% 0.1% 0.0% Solar 19,940 20.9% 20.9% 177 10.8% 10.8% Wind 6,315 6.6% 6.6% 454 27.6% 27.6% 95,527 100.0% 45.0% 55.0% 1,644 100.0% 31.1% 68.9% Comparison of Installed Capacity (MW) - Dispatchability and Carbon Emitting California NorthWestern Energy (Montana) Percent MW Percent

Electric Wallet Share Appendix 40

Natural Gas Wallet Share Appendix 41 Note: Montana typical bill is based on 65 therms which translates to ~0.32% lower wallet share than pictured. For consistency with South Dakota and Nebraska, 100 therms is used for Montana in this illustration. Oct. - Sept. Fiscal Year *2023 - 2024 is partial period Oct. '23 - May '24

Experienced & Engaged Board of Directors 42 Britt E. Ide • Nominating & Governance, HR • Independent • Since April 2017 Anthony T. Clark • Nominating & Governance, HR • Independent • Since Dec. 2016 Jan R. Horsfall • SETO (chair), Audit • Independent • Since April 2015 Brian B. Bird • President & Chief Executive Officer • Non-independent • Since Jan. 2023 Jeff W. Yingling • Nominating & Governance (Chair), Audit • Independent • Since October 2019 Linda G. Sullivan • Board Chair • Audit (Chair), SETO • Independent • Since April 2017 Mahvash Yazdi • HR (Chair), SETO • Independent • Since December 2019 Kent T. Larson • SETO, Audit • Independent • Since July 2022 Sherina M. Edwards • Nominating & Governance, HR • Independent • Since April 2023 Appendix

Strong Executive Team 43 Brian B. Bird • President & Chief Executive Officer • Current position since 2023 (formerly President & Chief Operating Officer ’21-’22 and Chief Financial Officer ’03-’21) Crystal D. Lail • Vice President and Chief Financial Officer • Current position since 2021 (formerly VP and Chief Accounting Officer ’20-’21) Michael R. Cashell • Vice President - Transmission • Current Position since 2011 Shannon M. Heim • General Counsel and Vice President – Federal Government Affairs • Current position since 2023 Bobbi L. Schroeppel • Vice President – Customer Care, Communications and Human Resources • Current Position since 2002 Bleau LaFave • Vice President – Asset Management & Business Development • Current position since June 2023 (formerly Director of Long-Term Resources) Jason Merkel • Vice President – Distribution • Current Position since 2022 John D. Hines • Vice President – Supply/Montana Affairs • Current Position since 2011 Jeanne M. Vold • Vice President – Technology • Current Position since 2021 (former Business Technology Officer ’12- ’21) Appendix

Appendix

Our Commissioners

Montana Public Service Commission



Name	Party	Began Serving	Term Ends
James Brown (President)	*R*	*Jan-21*	*Jan-25*
Jennifer Fielder (Vice President)	*R*	*Jan-21*	*Jan-25*
Annie Bukacek	*R*	*Jan-23*	*Jan-27*
Tony O'Donnell	*R*	*Jan-17*	*Jan-25*
Randy Pinocci	*R*	*Jan-23*	*Jan-27*

Commissioners are elected in statewide elections from each of five districts. Leadership positions are elected by fellow Commissioners. Commissioner term is four years, Chairperson term is two years.

South Dakota Public Utilities Commission



Name	Party	Began Serving	Term Ends
Kristie Fiegen (Chair)	*R*	*Aug-11*	*Jan-25*
Gary Hanson (Vice Chair)	*R*	*Jan-03*	*Jan-27*
Chris Nelson	*R*	*Jan-11*	*Jan-29*

Commissioners are elected in statewide elections. Chairperson is elected by fellow Commissioners. Commissioner term is six years, Chairperson term is one year.

Nebraska Public Service Commission



Name	Party	Began Serving	Term Ends
Eric Kamler	*R*	*Jan-23*	*Jan-29*
Christian Mirch	*R*	*Jan-23*	*Jan-27*
Tim Schram	*R*	*Jan-07*	*Jan-25*
Kevin Stocker	*R*	*Jan-23*	*Jan-29*
Dan Watermeier (Chair)	*R*	*Jan-19*	*Jan-25*

Commissioners are elected in statewide elections. Chairperson is elected by fellow Commissioners. Commissioner term is six years, Chairperson term is one year.

Montana – one incumbent commissioner re-elected and two new commissioners elected

District 2 – Comm. O'Donnell (termed out) Brad Molner (R) defeated Susan Bilo (D)

District 3 – Comm. Brown (not seeking re-election) Jeff Welborn (R) defeated Leonard Williams (D)

District 4 – Comm. Fielder (re-elected) defeated Elena Evans (I)

South Dakota – one incumbent commissioner re-elected

Comm. Fiegen (re-elected) defeated Forrest Wilson (D) and Gideon Oakes (L)

Nebraska – two incumbent commissioners re-elected

Comm. Schram and Comm. Watermeier (both unchallenged and re-elected)

44

Thank youRate Review Appendix 45

Montana Electric Rate Review Montana Electric: • $69.4M Net Request • $874M Plant-in-Service additions (’23-’24F) • Operating Costs 1.1% CAGR (’21-’23) • Typical Residential Bill: 8.3% at full request 46 $156.5 Million Base Rate Increase Requested & $69.4 Million Total Request Typical 750 kWh Residential Electric Bill YCGS Net Customer Impact Appendix Plant in Service Additions

Montana Gas Rate Review 47 $28.6 Million Base Rate Increase Requested Montana Natural Gas: • $28.6M Total Request • $174M Plant-in-Service additions (’23-’24F) • Operating Costs 3.3% CAGR (’21-’23) • Typical Residential Bill: 17.0% at full request Typical 65 Therm Residential Natural Gas Bill Appendix Plant in Service Additions

South Dakota Natural Gas Rate Review 48 South Dakota Natural Gas: • $6.0M Total Request • $80M Plant-in-Service additions (’10-’23) • Operating Costs 1.9% CAGR (’10-’23) • Typical Residential Bill: 7.9% at full request $6.0 Million Rate Increase Requested Typical 100 Therm Residential Natural Gas Bill Appendix

Nebraska Natural Gas Rate Review 49 $3.6 Million Rate Increase Requested Typical 100 Therm Residential Natural Gas Bill Nebraska Natural Gas: • $3.6M Total Request • $42M Plant-in-Service additions (’07-’23) • Operating Costs 1.3% CAGR (’07-’23) • Typical Residential Bill: 5.8% at full request Appendix

Non-GAAP Financial Measures 50 Appendix

Non-GAAP Financial Measures This presentation includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Utility Margin, Adjusted Non-GAAP pretax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We define Utility Margin as Operating Revenues less fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion) as presented in our Consolidated Statements of Income. This measure differs from the GAAP definition of Gross Margin due to the exclusion of Operating and maintenance, Property and other taxes, and Depreciation and depletion expenses, which are presented separately in our Consolidated Statements of Income. A reconciliation of Utility Margin to Gross Margin, the most directly comparable GAAP measure, is included in this presentation. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Management also believes the presentation of Adjusted Non-GAAP pre-tax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS is more representative of normal earnings than GAAP pre-tax income, net income and EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. 51 Appendix

Thank youDelivering a bright future 52